EXHIBIT 99.1

CDR Manufacturing, Inc.
(d/b/a Ayrshire Electronics)
& Subsidiaries

Consolidated Financial Statements
December 31, 2013

CDR Manufacturing, Inc. & Subsidiaries

Table of Contents
December 31, 2013

Page
Independent Auditor's Report	1

Financial Statements
Consolidated Balance Sheet	3
Consolidated Statement of Income	4
Consolidated Statement of Changes in Stockholders' Equity	5
Consolidated Statement of Cash Flows	6
Notes to the Consolidated Financial Statements	7-17

Independent Auditor's Report

To the Stockholders
CDR Manufacturing, Inc. & Subsidiaries

We have audited the accompanying consolidated financial statements of CDR Manufacturing, Inc. & Subsidiaries (Company), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CDR Manufacturing, Inc. & Subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mountjoy Chilton Medley LLP
Louisville, Kentucky
March 12, 2014

CDR Manufacturing, Inc. & Subsidiaries
Consolidated Balance Sheet
December 31, 2013

2013
ASSETS
Current assets:
Cash and cash equivalents	$180,591
Accounts receivable, net	19,017,284
Inventories, net	18,499,640
Prepaid expenses and other	677,028
Income taxes receivable	—
Deferred tax asset	747,000
Total current assets	39,121,543
Property and equipment, net	5,267,387
Other assets:
Goodwill	959,881
Other non-current assets	604,207
Total other assets	1,564,088
Total assets	$45,953,018
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Checks drawn in excess of cash on deposit	$2,562,370
Accounts payable	4,164,452
Accrued expenses and other	2,592,802
Income taxes payable	43,680
Line of credit	13,856,574
Current portion of long-term debt	1,250,204
Total current liabilities	24,470,082
Long-term liabilities:
Deferred tax liability	544,000
Long-term debt, less current portion	2,222,436
Total long-term liabilities	2,766,436
Total liabilities	27,236,518
Commitments and contingencies
Shareholders’ equity:
Common stock	20,000
Retained earnings	18,664,342
Total CDR stockholders’ equity	18,684,342
Non-controlling interest equity	32,158
Total Stockholders' Equity	18,716,500
Total liabilities and stockholders’ equity	$45,953,018

See accompanying notes.

CDR Manufacturing, Inc. & Subsidiaries
Consolidated Statement of Income
Year Ended December 31, 2013

2013
Net sales	$117,355,717
Cost of sales	99,185,457
Gross profit	18,170,260
Selling, general and administrative expenses	15,397,541
Income from Operations	2,772,719
Other Income (Expense)
Interest income	348
Interest expense	(534,227)
Gain from insurance proceeds	494,494
Other income (expense), net	(35,097)
Total Other Expense	(74,482)
Income before Income Taxes	2,698,237
Income Tax Expense	801,500
Net Income	1,896,737
Net Income Attributable to the Non-controlling Interest	(18,303)
Net Income Attributable to CDR	$1,878,434
See accompanying notes.

CDR Manufacturing, Inc. & Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity
Year Ended December 31, 2013

	CDR
	Common Stock (no par value, 60 shares authorized)
	Number of Shares Issued and Outstanding	Amount	Retained Earnings	Non-controlling Interest Equity	Total
Balance, December 31, 2012	0.1557	$20,000	$16,785,908	$26,525	$16,832,433
Net income	—	—	1,878,434	18,303	1,896,737
Distributions	—	—	—	(12,670)	(12,670)
Balances, December 31, 2013	0.1557	$20,000	$18,664,342	$32,158	$18,716,500

See accompanying notes.

CDR Manufacturing, Inc. & Subsidiaries
Consolidated Statement of Cash Flows
Year Ended December 31, 2013

2013
Cash Flows from Operating activities:
Net Income	$1,896,737
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	1,403,569
Amortization	22,341
Gain from insurance proceeds on life settlement contract	(494,494)
Deferred income taxes	(137,000)
Changes in operating assets and liabilities:
Accounts receivable	(4,308,249)
Inventories	(3,975,469)
Prepaid expenses and other	(272,123)
Income taxes receivable	338,887
Other non-current assets	1,831
Accounts payable	(403,152)
Accrued expenses and other	403,694
Income taxes payable	43,680
Cash used in operating activities	(5,479,748)
Cash Flows from Investing activities:
Payment of premiums for life settlement contracts	(22,657)
Proceeds from life settlement contracts	507,145
Purchases of property and equipment	(1,793,973)
Cash used in investing activities	(1,309,485)
Cash Flows from Financing activities:
Checks drawn in excess of cash on deposit	2,141,160
Net proceeds from line of credit	4,998,202
Proceeds from additional long-term debt	690,300
Principal repayments of long-term debt	(1,379,380)
Distributions	(12,670)
Cash provided by financing activities	6,437,612
Net decrease in cash and cash equivalents	(351,621)
Cash and cash equivalents, beginning of year	532,212
Cash and cash equivalents, end of year	$180,591
Supplemental cash flow information:
Cash paid for interest	$524,404
Income tax payments, net of refunds	$518,000
Supplemental non-cash investing and financing activities
Property and equipment in accounts payable	$13,263
See accompanying notes.

Note A - Nature of Operations / Consolidated Financial Statements

The accompanying consolidated financial statements include the accounts of CDR Manufacturing, Inc. (CDR), a Kentucky corporation, d/b/a Ayrshire Electronics, and its wholly-owned subsidiaries, CDR Holdings, LLC (CDR Holdings) and Ayrshire Electronics of Mississippi, LLC (AEM), both Kentucky limited liability companies. Additionally, CDR owns a 95% interest in Ayrshire Electronics of Arkansas, LLC (AEA), also a Kentucky limited liability company. The term Company, as used herein, refers to CDR and its consolidated subsidiaries collectively.

The Company manufactures printed circuit board assemblies, mechanical sub-assemblies, and complex final assemblies for various customers primarily located throughout the United States. CDR operates facilities in Harrodsburg, Kentucky and Oakdale, Minnesota, and operates a purchasing office in Taipei, Taiwan. The real estate of the Harrodsburg facility is owned by and represents the only activity of CDR Holdings.

AEM operates a facility in Corinth, Mississippi. AEA operates a facility in Fayetteville, Arkansas and, along with its wholly-owned subsidiary, Ayrshire Electronics of Mexico, LLC (AEMEX), a Kentucky limited liability company, has maquiladora operations in McAllen, Texas and Reynosa, Mexico.

All significant inter-company accounts and transactions have been eliminated in consolidation.

As limited liability companies, except as otherwise provided by Kentucky law, no member/partner, manager, employee, or agent of CDR Holdings, AEM, AEA, or AEMEX, shall be personally liable for the debts, obligations, or liabilities of the respective companies, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member/partner, manager, employee, or agent of the respective companies.

Note B - Summary of Significant Accounting Policies

1.
Basis of Accounting: The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP). The Accounting Standards Codification (ASC) as produced by the Financial Accounting Standards Board (FASB) is the sole source of authoritative GAAP.

2.
Use of Estimates: The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

3.
Recently Issued Accounting Pronouncements: In January 2014, the FASB issued ASU 2014-02, Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill, which introduces an accounting alternative for private companies that simplifies and reduces the costs associated with the subsequent accounting for goodwill. It allows private companies to elect to amortize goodwill on a straight-line basis over either 10 years or less than 10 years if a shorter useful life is more appropriate. Further, an entity that elects the alternative must also elect whether to test goodwill for impairment at the entity level or the reporting unit level.  This guidance is effective for annual periods beginning after December 15, 2014, with early adoption permitted.  The Company is currently evaluating this guidance, and has not early adopted for the December 31, 2013 consolidated financial statements.

Note B - Summary of Significant Accounting Policies (Continued)

4.
Cash and Cash Equivalents: The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company periodically maintains cash in bank accounts in excess of federally insured levels.

5.
Accounts Receivable, net: The Company grants credit to customers in the normal course of business based on their credit worthiness and does not generally require collateral. Accounts receivable are recorded based on contracted amounts and are considered past due when payment is not received within the period allowed under the terms of the sale, which is generally thirty to sixty days.

Accounts receivable are net of an allowance for doubtful accounts of approximately $103,000 at December 31, 2013. The allowance for doubtful accounts is based on general historical collection experience and a review of existing accounts receivable. The allowance represents an amount which, in management's judgment, will be adequate to absorb future losses on existing accounts receivable that may become uncollectible. The Company has credit insurance in certain circumstances which may help to protect the Company against certain levels of potential credit losses. Balances that are still outstanding after management has used reasonable collection efforts, and for which it will not be fully reimbursed through its credit insurance, are written-off.

The Company has entered into an agreement with a financial services organization to sell certain accounts receivable without recourse. The aggregate gross amount sold under this arrangement was approximately $13,309,000 for the year ended December 31, 2013. The loss on these transactions, which represents the cost of selling such accounts receivable, is reflected in the accompanying consolidated statement of income as a reduction in sales. The cost of selling such accounts receivable for the year ended December 31, 2013 was approximately $85,000. The loss on sale of these receivables represents the cost of financing for the number of days these receivables remain unpaid through their due date. The financing rate has ranged from LIBOR plus 1.50% to LIBOR plus 2.25%. The Company sells its receivables under this arrangement to take advantage of low borrowing rates compared to its bank financing facilities (See Notes F and G).

6.
Inventories: Inventories, consisting of component parts and supplies (raw materials), work in process, and finished products, are stated at the lower of cost or market utilizing the first-in, first-out (FIFO) method. Work in process and finished products include both direct manufacturing costs and allocated overhead costs.

7.
Property and Equipment, net: Property and equipment is stated at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the depreciable assets, which range from three to thirty-nine years. Depreciation expense totals approximately $1,404,000 for the year ended December 31, 2013.

Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized. The costs of repairs and maintenance are charged to expense as incurred.

8.
Impairment of Long-lived Assets: The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
An impairment loss would be recognized when the estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Note B - Summary of Significant Accounting Policies (Continued)

9.
Goodwill: Goodwill represents the excess of the consideration given (purchase price paid) over the fair value of the identifiable net assets acquired in connection with a business acquisition. In accordance with GAAP, goodwill is evaluated for potential impairment and is not amortized. The Company evaluates goodwill for potential impairment on an annual basis or sooner, if deemed necessary.

Management applied the qualitative assessment for 2013 and as a result of its qualitative analysis determined that it was more-likely-than-not that the fair value of its reporting unit was greater than the carrying amounts.

10.	Other Non-current Assets: Included in other non-current assets are the following:

2013
Life settlement contracts	$511,571
Deferred loan costs, net of accumulated amortization of $40,980	50,267
Other	42,369
$604,207

As of December 31, 2012, the investment in life settlement contracts was for two such arrangements that insured the Company's majority shareholder and his spouse. The death benefits (under the two policies) totaled $3,500,000.

During 2013, the majority shareholder of the Company passed away. Pursuant to one of the life settlement contracts, the Company received approximately $507,000 in death benefits. The Company recognized a gain from insurance proceeds of approximately $494,000 during 2013.

The total future annual premium payments under the second life settlement contract for 2014 through 2017 are expected to approximate $23,000 per year.

As permitted under GAAP, the Company has elected to account for the life settlement contracts under the investment method. Under this method, the initial investment, plus all initial direct external and subsequent continuing costs (the premiums) to keep the policy in force are capitalized. Upon the death of the insured, a gain is recognized in earnings for the difference between the net death benefit (the life insurance proceeds) and the carrying amount of the contract (the investment). Cash flows with respect to the Company's investment in the life settlement contracts are accounted for within cash flows from operating activities attributable to the change in other non-current assets.

The unamortized deferred loan costs relate to the Company's bank loans discussed in Notes F and G. Costs of $58,561 associated with the 2011 financing were paid and such costs are being amortized over the five year term of the related 2011 financing. During 2012, the Company amended its 2011 financing with costs of $32,686 paid and included in deferred loan costs. Amortization expense for 2013 totals $22,341. Future amortization expense for 2014 through 2016 is as follows: $22,341, $22,341, and $5,585.

Note B - Summary of Significant Accounting Policies (Continued)

11.	Revenue Recognition: The Company recognizes revenue from product sales when title has passed to the customer, which is generally upon shipment.

12.
Shipping and Handling Costs: The Company reports shipping and handling costs charged to customers within net sales. The shipping and handling costs incurred by the Company are included in cost of sales.

13.
Income Taxes: CDR is taxed as a corporation. CDR Holdings and AEM are considered single-member limited liability companies for federal, state, and local tax reporting purposes and are therefore treated as disregarded entities. Accordingly, the operations of CDR Holdings and AEM are combined with those of CDR for tax reporting purposes. AEA is treated as a partnership for income tax purposes. As a result, AEA does not pay federal income taxes on its taxable income. In lieu of corporate federal income taxes, AEA's partners are taxed on their respective shares of AEA earnings.

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements as adjusted for the permanent differences between reported financial and taxable income. Deferred taxes are recorded for the temporary differences in basis for assets and liabilities between financial reporting and income tax purposes.

The ASC describes the accounting for uncertainty in income taxes recognized in financial statements. These standards require recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. The Company has determined that no significant adjustment for income tax uncertainties or unrecognized tax benefits is required.

As a policy, the Company classifies interest and penalties with respect to material uncertain income tax positions recognized in the consolidated financial statements (when applicable) as interest expense and as a selling, general and administrative expense, respectively. The Company is no longer subject to U.S. Federal and State income tax examinations by taxing authorities for years before 2010.

14.
Subsequent Events: Subsequent events for the Company have been considered through the date of the Independent Auditor's Report, which represents the date the consolidated financial statements were available to be issued.

Note C - Concentrations

For the year ended December 31, 2013, sales to one customer approximates 10% of total sales (no other individual customer exceeds 10%). At December 31, 2013, accounts receivable due from three customers represents approximately 33% of net accounts receivable as of year-end (no other individual customer exceeds 10%).

Note D - Inventories

At December 31, 2013, inventories consist of the following:

Raw materials	$13,875,577
Work in process	2,996,825
Finished products	2,065,199
18,937,601
Less inventory reserves	437,961
Total Inventories	$18,499,640

Note E - Property and Equipment, net

At December 31, 2013, net property and equipment consists of the following:

Land	$278,867
Buildings and building improvements	3,051,978
Machinery and equipment	16,565,155
Office furniture/fixtures and computer equipment/software	1,237,207
Vehicles	139,537
Construction in progress	3,386
21,276,130
Less accumulated depreciation	16,008,743
Property and Equipment, net	$5,267,387

Note F - Line of Credit

In March 2011, the Company refinanced its revolver loans, as well as certain of its long-term debt obligations (see Note G) with a new lender (2011 financing). The 2011 financing, obtained by CDR, AEA, and AEM, collectively the borrowers, provided for a revolving line of credit up to an aggregate principal amount of $22,500,000 (working capital line), as well as a $4,200,000 term loan (equipment term loan), a $250,000 term loan (real estate term loan), and a second revolving line of credit up to an aggregate principal amount of $1,000,000 to finance purchases of equipment (capital expenditure line). In November 2011, the Company amended the 2011 financing whereby it has the ability, pursuant to certain conditions, to increase the working capital line up to a maximum amount of $27,500,000 through March 31, 2016.

In October 2012, the Company amended the 2011 financing (the 2012 amendment) whereby it has the ability, pursuant to certain conditions, to increase the working capital line up to a maximum amount of $30,000,000 through March 31, 2016. In addition, the 2012 amendment provides for another revolving line of credit up to an aggregate principal amount of $1,500,000 to finance purchases of equipment (second capital expenditure line). The 2012 amendment also provides for another real estate term loan up to an aggregate principal amount of $2,000,000 to purchase a new facility (second real estate term loan), which has not been drawn upon at December 31, 2013.

Note F - Line of Credit (Continued)

Borrowings under the working capital line are subject to a borrowing base of eligible accounts receivable and inventories (as defined). The outstanding principal amount under the working capital line together with the unpaid interest accrued thereon will be due at maturity (March 31, 2016). The working capital line will bear interest at the 3-month LIBOR Rate plus 2.50% (resulting in an interest rate of 2.75% at December 31, 2013), which is payable monthly. The working capital line agreement includes a lockbox arrangement whereby remittances from customers are applied against the borrowings outstanding under the working capital line. Additionally, the line of credit agreement also contains a subjective acceleration clause which would permit an acceleration of the repayment of the working capital line. Accordingly, under GAAP, the total amount outstanding under the working capital line of credit, $13,856,574, is classified as a current liability in the accompanying consolidated balance sheet as of December 31, 2013.

The amounts outstanding under the lines of credit described above, like the term loans, are collateralized by substantially all of the Company's assets, as well as the guarantee of AEMEX.

The amount outstanding under the capital expenditure line will be payable in equal monthly installments of principal and interest, with the outstanding principal amount together with the unpaid interest accrued thereon due at maturity (March 31, 2016).  The Company's obligation to pay an advance on the capital expenditure line will be evidenced by an installment promissory note. The capital expenditure line bears interest at the 3-month LIBOR Rate plus 2.75% (resulting in an interest rate of 2.99% at December 31, 2013). The total amount outstanding under the capital expenditure line is $469,637 at December 31, 2013.

The amount outstanding under the second capital expenditure line will be payable in equal monthly installments of principal and interest, with the outstanding principal amount together with the unpaid interest accrued thereon due at maturity (March 31, 2016).  The Company's obligation to pay an advance on the second capital expenditure line will be evidenced by an installment promissory note. The second capital expenditure line bears interest at the 3-month LIBOR Rate plus 2.75% (resulting in an interest rate of 2.99% at December 31, 2013). The total amount outstanding under the second capital expenditure line is $926,336 at December 31, 2013.

The working capital line is subject to certain financial covenants including minimum net income, fixed charge coverage ratio, and maximum annual capital expenditures, as defined (see also Note G with respect to the same financial covenants being attributable to certain long-term debt obligations). The Company was in compliance with all covenants at December 31, 2013.

Note G - Long-term Debt

At December 31, 2013 the Company's long-term debt obligations consist of the following:

Capital expenditure line (Note F) bearing interest at the 3-month LIBOR Rate plus 2.75%, resulting in an interest rate of 2.99% at December 31, 2013, collateralized by substantially all of the Company's equipment, monthly payment of $11,741 plus interest through March 2016.	$469,637

Second capital expenditure line (Note F) bearing interest at the 3-month LIBOR Rate plus 2.75%, resulting in an interest rate of 2.99% at December 31, 2013, collateralized by substantially all of the Company's equipment, monthly payment of $18,276 plus interest through March 2016.	926,336

Equipment term loan (Note F) bearing interest at the 3-month LIBOR Rate plus 2.75%, resulting in an interest rate of 2.99% at December 31, 2013, collateralized by substantially all of the Company's equipment and secured by a mortgage with respect to the Fayetteville, Arkansas property, monthly payment of $70,000 plus interest through March 2016.	1,960,000

Real estate term loan (Note F) bearing interest at the 3-month LIBOR Rate plus 2.50% resulting in an interest rate of 2.74% at December 31, 2013, collateralized by a mortgage with respect to the Fayetteville, Arkansas property, monthly payment of $4,167 plus interest through March 2016.	116,667

Total long-term debt	3,472,640
Current portion of long-term debt	1,250,204

Long-term debt, less current portion	$2,222,436

Note G - Long-term Debt (Continued)

The equipment term loan and real estate term loan contain financial covenants. See Note F with respect to the financial covenants (the same such covenants that are attributable to the working capital line of credit). The Company was in compliance with all covenants at December 31, 2013.

Additionally, under an agreement with its bank, the Company may have up to $1,000,000 of letters of credit drawn at one time. There is a fee of 3% on the aggregate undrawn amount of all outstanding letters of credit issued. There was $311,886 under letters of credit drawn at December 31, 2013.

At December 31, 2013, the aggregate maturities required on the long-term debt obligations are as follows:

Year Ending December 31
2014	$1,250,204
2015	1,250,218
2016	972,218
$3,472,640

Note H - Income Taxes

Income tax expense for 2013 consists of the following components:

Current	$938,500
Deferred	(137,000)
Total Income Tax Expense	$801,500

For the year ended December 31, 2013, the Company's effective tax rate differs from its statutory tax rate principally because of the effect of permanent differences, including the domestic production activities deduction, non-taxable life insurance proceeds and non-deductible meals and entertainment expenses.

Note H - Income Taxes (Continued)

The deferred tax assets (liabilities) at December 31, 2013 include the following components:

Accounts receivable	$40,000
Inventories	450,000
Property and equipment	(557,000)
Accrued expenses and other	268,000
Other	2,000
Net Deferred Tax Asset	$203,000

The net deferred tax asset at December 31, 2013 is presented in the accompanying consolidated balance sheet as follows:

Current assets	$747,000
Non-current liability	(544,000)
Net Deferred tax Asset	$203,000

A valuation allowance is provided when it is "more-likely-than-not" that all or some portion of the deferred tax asset will not be realized. Management does not consider such a valuation allowance necessary at December 31, 2013.

Note I - Retirement Plan

The Company maintains a defined contribution 401(k) plan (Plan) under which Company employees may defer a portion of their annual compensation pursuant to section 401(k) of the Internal Revenue Code. Substantially all Company employees who are twenty-one years or older and who have completed one year of service are eligible to participate in the Plan. The Plan stipulates that the Company may make matching contributions in an amount equal to the match percentage as determined by the Company for the Plan year. The Company has the ability to temporarily suspend or permanently discontinue employer matching contributions. The Company elected not to make any employer matching contributions for the year ending December 31, 2013, electing to temporarily suspend such contributions to the Plan.

Note J - Operating Leases

The Company leases its corporate office under an operating lease with a term through March 2018. As of December 31, 2013, the Company is paying rent in installments of $8,232 per month ($98,784 on an annual basis). On an annual basis, the amount of rent increases as outlined under the terms of the lease agreement (the "base rental" schedule) up to a monthly amount of rent totaling $8,955 during 2018 (the last year of the lease).

The Company leases a Kentucky office under an operating lease with a term through October 2014. As of December 31, 2013, the Company is paying rent in installments of $950 per month ($11,400 on an annual basis). The lease agreement will automatically be extended for two successive terms of six months each, unless the Company notifies the lessor in writing at least 60 calendar days prior to the expiration of the initial term. The Company also leases a Kentucky warehouse facility under an operating lease with a term through June 2014. As of December 31, 2013, the Company is paying rent in installments of $3,000 per month.

The Company leases its Minnesota office and manufacturing/warehouse facilities under an operating lease with a term through December 2014. As of December 31, 2013, the Company is paying rent in installments of $31,731 per month ($380,772 on an annual basis) plus an additional "rent" amount associated with real estate taxes and building repairs and maintenance. On an annual basis, the amount of rent increases as outlined under the terms of the lease agreement (the "base rental" schedule) up to a monthly amount of rent totaling $31,731 during 2014 (the last year of the lease). During 2013, the Company signed an extension of its lease of the Minnesota office and manufacturing/warehouse facilities (effective beginning January 2015), extending the term through December 2020. On an annual basis beginning January 2015, the amount of rent will change as outlined under the terms of the lease agreement (the "base rental" schedule) up to a monthly amount of rent totaling $31,158 during 2020 (the last year of the extension).

The Company leases its Taiwan office space under an operating lease with a term through May 2014. As of December 31, 2013, the Company is paying rent in installments approximating $1,900 per month.

AEM leases its office and manufacturing/warehouse facilities under an operating lease agreement with a term through July 2016. Annual rent expense under the AEM lease agreement totals $6,659. The lease agreement is renewable, at the Company's discretion, for nine successive terms of five years each and for a final renewal term of four years through July 2060.

AEMEX rents its facilities in Reynosa, Mexico under a "Shelter Services Agreement" (agreement) through August 2014. AEMEX is paying rent in installments of $10,500 per month. The term of the lease (in conjunction with the term of the agreement) will automatically (at the same monthly rent amount) be extended for separate consecutive one year terms, unless the Company notifies the lessor in writing at least 90 calendar days prior to the expiration of the initial term.

Operating lease expense with respect to the above leases totals approximately $648,000 for the year ended December 31, 2013.

Note J - Operating Leases (Continued)

At December 31, 2013, the future minimum lease commitments under non-cancellable operating leases are as follows:

Year Ending December 31
2014	$609,195
2015	459,863
2016	460,986
2017	468,808
2018	394,467
Thereafter	744,940
$3,138,259

Note K - Related Party Transactions

During the year ended December 31, 2013, the Company paid management fees totaling approximately $119,000 to an entity affiliated through common ownership (a "management services" company which was wholly-owned by the Company's majority shareholder).

Additionally, during the year ended December 31, 2013, the Company paid legal fees totaling approximately $96,000, to an entity in which one of the Company's shareholders is Chairman Emeritus.

The amounts described above are included in selling, general and administrative expenses.

Note L - Commitments and Contingencies

The Company currently participates in two captive insurance arrangements. The Company pays premiums to the captives for certain types of insurance coverage (general liability, real and personal property, automobile, and workers' compensation). Depending on the specific type of insurance coverage, claims are limited both individually and in the aggregate on an annual basis. From time to time, the captives may return a portion of the Company's premium payments in the form of dividends. However, the Company may also be obligated to fund the captives should submitted claims, or incurred, but not yet reported claims, require the captives to fund the payment of such claims in excess of the accumulated premiums.

As indicated in Note J, the Company is a party to a "Shelter Services Agreement" (agreement) under which United States and Mexican entities (vendor) provide "shelter services" to AEMEX by providing the necessary labor, administrative control, and technical supervision to manufacture and assemble certain finished products in Mexico, overseeing and managing the exportation of such finished products to the United States. The agreement expires in August 2014, however, the agreement will automatically be extended for separate consecutive one year terms, unless the Company notifies the vendor in writing at least 90 calendar days prior to the expiration of the initial term.

During the normal course of business, the Company may become involved in certain legal proceedings.

In management's opinion, none of the proceedings would result in claims against the Company that are material in relation to the accompanying consolidated financial statements.